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                                   EXHIBIT 21

                    SUBSIDIARIES OF LINDSAY MANUFACTURING CO.

                                                                          Ownership
                                                                          Percentage
                                                                          ----------
Lindsay International Sales Corporation - Delaware                           100%

Lindsay Transportation, Inc. - Nebraska                                      100%

Lindsay Foreign Sales Corporation - Virgin Islands (Inactive)                100%

Lindsay - Irrigation Pty., Ltd. - Australia (Inactive)                       100%

Lindsay Europe SA - France                                                   100%

Irrigation Specialists, Inc. - Delaware                                      100%

Lindsay America do Sul Ltda. - Brazil                                        100%

Lindsay Manufacturing Africa - South Africa                                  100%

LMC Professional Supply, Inc. - Delaware (Inactive)                          100%